Exhibit 99.1

NewLink Genetics Announces the Presentation of Indoximod Data in Phase 1 Study for Children

AMES, Iowa, November 20, 2017 -- NewLink Genetics Corporation (NASDAQ:NLNK) today announced the presentation of data from a Phase 1 study of indoximod, in combination with radiation, for children with progressive brain tumors. These data were presented at the Society for NeuroOncology, 22nd Annual Meeting, in San Francisco, CA, on November 19, 2017, by Theodore S. Johnson, M.D., Ph.D., Associate Professor of Pediatrics at Augusta University.

The presentation entitled, “Radio-chemo-immunotherapy using the IDO-inhibitor indoximod for children with progressive brain tumors in the phase 1 setting” showed the combination of indoximod plus radiation was well-tolerated.

“We are very pleased with early study data combining salvage radiation therapy with indoximod. This combination seems to be well-tolerated in children with recurrent brain tumors, despite their previous treatment with high-dose radiation plans,” said Theodore S. Johnson, M.D., Ph.D., Associate Professor of Pediatrics at Augusta University. “We applaud NewLink Genetics for providing access to indoximod for the children enrolling in this first-in-children study.”

A link to the presentation slides can be accessed through the NewLink Genetics website at www.NewLinkGenetics.com in the "Investors & Media" section under "Events & Presentations." A second presentation, complete with scan images, given by Dr. Johnson at the Texas Children’s Neuro-oncology Conference on November 10, 2017 can be found listed in the same location on NewLink’s website. Additional information for this study, NLG2105 for pediatric patients with refractory malignant brain tumors, may be found here.

About NewLink Genetics Corporation

NewLink Genetics is a late-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics’ IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. Indoximod is being evaluated in combination with treatment regimens including anti-PD-1/PD-L1 agents, cancer vaccines, and chemotherapy across multiple indications such as melanoma, pancreatic cancer and other malignancies. For more information, please visit www.newlinkgenetics.com and follow us on Twitter @NLNKGenetics.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2017; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with

Exhibit 99.1

the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

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Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
(515) 598-2555
lmiller@linkp.com

Media Contact:
Andrew Mastrangelo
AVP, Public & Media Relations
LaVoieHealthScience
617-374-8800, ext. 108
amastrangelo@lavoiehealthscience.com